Exhibit 99.2

FOREST OIL CORPORATION

INTRODUCTION TO THE UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements and explanatory notes present how the financial statements of Forest Oil Corporation (“Forest”) may have appeared had the sale of Forest’s Alaska operations occurred as of June 30, 2007 (with respect to the balance sheet information using preliminary fair value information subject to finalized valuations) or as of January 1, 2006 (with respect to statements of operations information).  The pro forma statements of operations for the six months ended June 30, 2007 and the year ended December 31, 2006 also give effect to Forest’s merger with The Houston Exploration Company (“Houston Exploration”) and Forest’s private placement of $750 million of senior notes due 2019, each of which closed on June 6, 2007, as though each of these transactions had occurred on January 1, 2006.  The pro forma statement of operations for the year ended December 31, 2006 also gives effect to Forest’s spin-off of its Gulf of Mexico operations (the “Spin-off”) on March 2, 2006 and Houston Exploration’s sales of offshore properties during 2006 as though the Spin-off and such sales had occurred on January 1, 2006.

The unaudited pro forma condensed consolidated financial statements have been derived from and should be read together with the historical consolidated financial statements and the related notes of Forest included in its Annual Report on Form 10-K for the year ended December 31, 2006 and its Quarterly Report filed on Form 10-Q for the quarter ended June 30, 2007.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to represent what the results of operations or financial position of Forest would actually have been had the transactions described above occurred on the dates noted above, or to project the results of operations or financial position of Forest for any future periods. The unaudited pro forma condensed consolidated financial statements do not give effect to the impact of possible revenue enhancements, expense efficiencies and asset dispositions, among other factors.  The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The pro forma adjustments are directly attributable to the transactions and are expected to have a continuing impact on the financial position and results of operations of Forest. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial information have been made.

FOREST OIL CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of June 30, 2007

		Pro Forma
		Adjustments for
		the Sale of Forest’s
		Alaska Operations		Pro Forma
	Forest	(Note 2)		Adjusted
	(In Thousands)

ASSETS
Current assets:
Cash and cash equivalents	$15,730	(10,435	)(a)	5,295
Accounts receivable	171,907	(6,323	)(a)	165,584
Derivative instruments	32,950	—		32,950
Other current assets	82,444	(12,407	)(a)	123,907
		24,620	(d)
		29,250	(e)
Total current assets	303,031	24,705		327,736
Property, plant and equipment, at cost:
Oil and gas properties, full cost method of accounting:
Proved, net of accumulated depletion	4,538,760	(431,023	)(b)	4,107,737
Unproved	489,864	(13,007	)(a)	476,857
Net oil and gas properties	5,028,624	(444,030)		4,584,594
Other property and equipment, net of accumulated depreciation and amortization	58,634	(548	)(a)	58,086
Net property and equipment	5,087,258	(444,578)		4,642,680
Derivative instruments	6,247	—		6,247
Goodwill	338,383	—		338,383
Other assets	64,338	(5,356	)(c)	51,509
		(7,473	)(a)
	$5,799,257	(432,702)		5,366,555
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$355,089	(13,009	)(a)	342,080
Accrued interest	10,248	(1,726	)(a)	8,522
Derivative instruments	21,925	—		21,925
Current portion of long-term debt	269,610	(2,500	)(f)	267,110
Asset retirement obligations	6,232	(148	)(a)	6,084
Deferred income taxes	1,579	—		1,579
Other current liabilities	13,236	(917	)(a)	12,319
Total current liabilities	677,919	(18,300)		659,619

Long-term debt	1,903,646	(385,269	)(f)	1,518,377
Asset retirement obligations	102,265	(16,848	)(a)	85,417
Derivative instruments	18,525	—		18,525
Deferred income taxes	758,291	(6,369	)(a)	751,922
Other liabilities	54,173	—		54,173
Total liabilities	3,514,819	(426,786)		3,088,033
Shareholders’ equity:
Preferred stock	—	—		—
Common stock	8,795	—		8,795
Capital surplus	1,952,409	—		1,952,409
Retained earnings	220,446	(5,916	)(c)	214,530
Accumulated other comprehensive income	102,788	—		102,788
Total shareholders’ equity	2,284,438	(5,916)		2,278,522
	$5,799,257	(432,702)		5,366,555

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

FOREST OIL CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2007

			Pro Forma			Pro Forma
			Adjustments for			Adjustments for		Pro Forma
			the Merger			the Sale of Forest’s		Combined
		Houston	Transactions		Pro Forma	Alaska Operations		and
	Forest	Exploration	(Note 3)		Combined	(Note 2)		Adjusted
	(In Thousands, Except Per Share Data)
Revenue:
Oil and gas sales:
Natural gas and oil revenues	$—	196,716	(196,716	)(i)	—	—		—
Natural gas	238,054	—	199,533	(i)	437,587	(5,112	)(g)	432,475
Oil, condensate, and natural gas liquids	198,441	—	21,412	(i)	219,853	(44,053	)(g)	175,800
Total oil and gas sales	436,495	196,716	24,229		657,440	(49,165)		608,275
Other	—	732	(732	)(i)	—	—		—
Marketing, processing, and other	783	—	12	(i)	795	—		795
Total revenue	437,278	197,448	23,509		658,235	(49,165)		609,070
Operating expenses:
Lease operating expenses	81,067	23,616	(6,000	)(i)	98,683	(27,106	)(g)	71,577
Severance tax	—	2,005	(2,005	)(i)	—	—		—
Production and property taxes	20,718	—	8,005	(i)	28,723	(653	)(g)	28,070
Transportation and processing costs	9,452	3,979	—		13,431	(2,108	)(g)	11,323
General and administrative (including stock-based compensation)	26,378	16,943	—		43,321	(768	)(h)	42,553
Depreciation and depletion	146,585	96,906	4,926	(ii)	248,417	(17,400	)(i)	231,017
Accretion of asset retirement obligations	2,567	1,801	—		4,368	(728	)(j)	3,640
Gain on sale of assets	(7,176)	—	—		(7,176)	—		(7,176)
Total operating expenses	279,591	145,250	4,926		429,767	(48,763)		381,004
Earnings from operations	157,687	52,198	18,583		228,468	(402)		228,066
Other income and expense:
Interest expense	53,456	5,291	21,103	(iii)	79,850	(19,189	)(k)	60,661
Unrealized losses on derivative instruments, net	23,025	—	26,872	(i)	49,897	—		49,897
Realized gains on derivative instruments, net	(34,404)	—	(2,643	)(i)	(37,047)	—		(37,047)
Unrealized foreign currency exchange gain	(6,320)	—	—		(6,320)	—		(6,320)
Other expense (income), net	234	(742)	(720	)(i)	(1,228)	455	(l)	(3,978)
						(3,205	)(m)
Total other income and expense	35,991	4,549	44,612		85,152	(21,939)		63,213
Earnings before income taxes	121,696	47,649	(26,029)		143,316	21,537		164,853
Income tax	38,006	15,340	(6,328	)(iv)	47,018	7,372	(n)	54,390
Net earnings	$83,690	32,309	(19,701)		96,298	14,165		110,463
Basic earnings per common share:
Basic earnings per common share	$1.27				1.11			1.28
Diluted earnings per common share:
Diluted earnings per common share	$1.24				1.09			1.26
Weighted average shares outstanding:
Basic	65,839		20,676		86,515			86,515
Diluted	67,283		20,676		87,959			87,959

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

FOREST OIL CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2006

			Pro Forma			Pro Forma
		Pro Forma	Adjustments for			Adjustments for		Pro Forma
	Pro Forma	Houston	the Merger			the Sale of Forest’s		Combined
	Forest	Exploration	Transactions		Pro Forma	Alaska Operations		and
	(Note 4)	(Note 5)	(Note 3)		Combined	(Note 2)		Adjusted
	(In Thousands, Except Per Share Data)
Revenue:
Oil and gas sales:
Natural gas	$370,516	419,226	—		789,742	(13,052	)(g)	776,690
Oil, condensate, and natural gas liquids	397,664	27,428	—		425,092	(110,901	)(g)	314,191
Total oil and gas sales	768,180	446,654	—		1,214,834	(123,953)		1,090,881
Marketing, processing, and other	5,536	77	—		5,613	—		5,613
Total revenue	773,716	446,731	—		1,220,447	(123,953)		1,096,494
Operating expenses:
Lease operating expenses	136,578	34,001	—		170,579	(45,905	)(g)	124,674
Production and property taxes	38,890	23,443	—		62,333	(1,348	)(g)	60,985
Transportation and processing costs	21,532	9,921	—		31,453	(8,556	)(g)	22,897
General and administrative (including stock-based compensation)	48,010	36,013	—		84,023	(1,132	)(h)	82,891
Depreciation and depletion	244,657	213,267	14,726	(ii)	472,650	(45,627	)(i)	427,023
Accretion of asset retirement obligations	4,995	1,935	—		6,930	(1,532	)(j)	5,398
Impairments and other	3,668	19,000	—		22,668	—		22,668
Spin-off and merger costs	5,416	—	—		5,416	—		5,416
Total operating expenses	503,746	337,580	14,726		856,052	(104,100)		751,952
Earnings from operations	269,970	109,151	(14,726)		364,395	(19,853)		344,542
Other income and expense:
Interest expense	70,402	20,344	48,151	(iii)	138,897	(25,121	)(k)	113,776
Unrealized (gains) losses on derivative instruments, net	(73,788)	12,105	—		(61,683)	—		(61,683)
Realized losses on derivative instruments, net	23,821	—	—		23,821	—		23,821
Unrealized foreign currency exchange loss	3,931	—	—		3,931	—		3,931
Other (income) expense, net	(104)	(10,594)	—		(10,698)	2,334	(l)	(8,364)
Total other income and expense	24,262	21,855	48,151		94,268	(22,787)		71,481
Earnings before income taxes and discontinued operations	245,708	87,296	(62,877)		270,127	2,934		273,061
Income tax	86,551	37,609	(26,134	)(iv)	98,026	1,076	(n)	99,102
Earnings from continuing operations	159,157	49,687	(36,743)		172,101	1,858		173,959
Income from discontinued operations, net of tax	2,422	—	—		2,422	—		2,422
Net earnings	$161,579	49,687	(36,743)		174,523	1,858		176,381
Basic earnings per common share:
Earnings from continuing operations	$2.56				1.99			2.02
Income from discontinued operations, net of tax	.04				.03			.03
Basic earnings per common share	$2.60				2.02			2.05
Diluted earnings per common share:
Earnings from continuing operations	$2.51				1.97			1.99
Income from discontinued operations, net of tax	04				.03			.03
Diluted earnings per common share	$2.55				2.00			2.02
Weighted average shares outstanding:
Basic	62,226		23,990		86,216			86,216
Diluted	63,431		23,990		87,421			87,421

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

FOREST OIL CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

June 30, 2007 and December 31, 2006

Note 1    Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements and explanatory notes present how the financial statements of Forest Oil Corporation (“Forest”) may have appeared had the sale of Forest’s Alaska operations occurred as of June 30, 2007 (with respect to the balance sheet information using preliminary fair value information subject to finalized valuations) or as of January 1, 2006 (with respect to statements of operations information).  The pro forma statements of operations for the six months ended June 30, 2007 and the year ended December 31, 2006 also give effect to Forest’s merger with The Houston Exploration Company (“Houston Exploration”) and Forest’s private placement of $750 million of senior notes due 2019, each of which closed on June 6, 2007, as though each of these transactions had occurred on January 1, 2006.  The pro forma statement of operations for the year ended December 31, 2006 also gives effect to Forest’s spin-off of its Gulf of Mexico operations (the “Spin-off”) on March 2, 2006 and Houston Exploration’s sales of offshore properties during 2006 as though the Spin-off and such sales had occurred on January 1, 2006.  The transactions for which these pro forma financial statements are presented are explained in more detail in the following footnotes.

Following are descriptions of selected columns included in the accompanying unaudited pro forma condensed consolidated financial statements and notes to unaudited pro forma condensed consolidated financial statements:

Forest—Represents the historical consolidated balance sheet of Forest as of June 30, 2007 and the historical consolidated results of operations of Forest for the six months ended June 30, 2007 and the year ended December 31, 2006.

Pro forma Forest—Represents the pro forma results of operations of Forest for the year ended December 31, 2006, adjusted as if the Spin-off occurred on January 1, 2006. See Note 4 for additional information regarding the Spin-off.

Houston Exploration—Represents the historical consolidated results of operations of Houston Exploration for the period January 1, 2007 through June 5, 2007 (the day immediately preceding the date of merger) and the year ended December 31, 2006. The historical consolidated results of operations exclude expenses directly associated with the merger.

Pro forma Houston Exploration—Represents the pro forma results of operations of Houston Exploration for the year ended December 31, 2006, adjusted as if the sales of offshore properties occurred on January 1, 2006. See Note 5 for additional information regarding the sales of the offshore properties.

Note 2    Pro Forma Adjustments for the Sale of Forest’s Alaska Operations

Background

On May 29, 2007, Forest announced the execution of two agreements pertaining to the sale of all of the assets associated with its Alaska business unit and related operations in Alaska (the “Alaska Assets”), including: (i) a membership interest purchase agreement (the “Membership Purchase Agreement”) dated as of May 24, 2007, among Forest Alaska Holding LLC, as seller (“Forest Holding”), Forest Alaska Operating LLC (“Forest Alaska Operating” and together with Forest Holding, “Forest Alaska”), Forest for certain limited purposes, and Pacific Energy Resources Ltd., as buyer (“Pacific”); and (ii) an asset sales agreement (the “Asset Sales Agreement”) dated as of May 24, 2007, between Forest and Pacific.  Subsequently, on July 31, 2007, the parties entered into amendments to each of the Membership Purchase Agreement and Asset Sales Agreement modifying certain provisions contained in each of the agreements, including among others the consideration terms.  The transaction closed in escrow on August 24, 2007 and the consideration was received on August 27, 2007.  The total consideration received for the Alaska Assets included approximately $400 million in cash, 10 million restricted shares of Pacific common stock, and a zero coupon subordinated note due 2014 in the principal amount at stated maturity of $60.75 million (the “Zero Coupon Note”) from Pacific.  Concurrently with the closing, a portion of the cash, approximately $264 million, was used to repay in full the principal balances under a first lien credit agreement (“first lien credit agreement”) and a second lien credit agreement (“second lien credit agreement” and together with the first lien credit agreement, the “Alaska Credit Agreements”), each dated as of December 8, 2006, among Forest Holding, Forest Alaska Operating, and the agents and lenders party thereto.

Membership Purchase Agreement

Pursuant to the terms and conditions of the amended Membership Purchase Agreement, Forest Holding sold to Pacific all of the outstanding membership interests in Forest Alaska Operating and Pacific purchased such membership interests, for a total cash purchase price of $390 million, plus the Zero Coupon Note, plus stock consideration in the form of 4.5 million restricted shares of Pacific common stock, subject to adjustment (the base purchase price, as adjusted, the “Purchase Price”).  Upon signing the Membership Purchase Agreement, Pacific paid Forest Holding a deposit equal to $4.2 million.  At closing, the Purchase Price was adjusted downward by the cash deposit, and by $267.6 million to pay off the principal balances under the Alaska Credit Agreements and put premiums resulting from the transaction. The economic effective date for the transaction is January 1, 2007.  Forest will continue to operate the oil and gas properties held by Forest Alaska Operating until such time as Pacific or Pacific Alaska Operating LLC (formerly Forest Alaska Operating) receives the required approvals to operate these properties.

Asset Sale Agreement

Pursuant to the terms and conditions of the amended Asset Sales Agreement, Forest sold to Pacific its remaining assets located in Alaska including, without limitation, oil and gas leases, and the associated lands, wells, contracts, equipment, easements, permits, seismic data, and all of Forest’s stock in the Cook Inlet Pipeline Company (“CIPC”).  The purchase price for these assets consisted of $10 million in cash and 5.5 million restricted shares of Pacific common stock (the cash and shares together, the “Purchase Price”).  Upon signing the Asset Sales Agreement, Pacific paid Forest a deposit equal to $1.0 million and, in connection with execution of the amendment, Pacific delivered to Forest 5 million restricted shares of Pacific common stock.  At closing, the Purchase Price was adjusted upward by $.8 million to reflect activities between the effective date and the closing date and downward by the previous receipt of the cash and stock deposits.  The economic effective date for the transaction is January 1, 2007.

Pursuant to the parties’ agreement, a portion of the consideration, consisting of 5.5 million shares of Pacific common stock, and all of Forest’s shares in CIPC that were included in the Alaska Assets have been placed in an escrow account pending the receipt of approvals from the State of Alaska necessary to transfer the CIPC shares to Pacific.  If the required approvals are not obtained, the CIPC shares will be returned to Forest and the 5.5 million Pacific shares will be returned to Pacific.

Pro Forma Adjustments

(a)         To eliminate the working capital and other assets and liabilities related to the sale of Forest Alaska Operating as well as certain other assets and liabilities held directly by Forest.

(b)        To record the net proceeds from the sale of the Alaska Assets to Forest’s proved oil and gas properties in accordance with the full cost method of accounting.

(c)         To charge retained earnings with the unamortized debt issue costs ($5.4 million) and put premiums paid ($3.9 million) in connection with the elimination of the Alaska Credit Agreements, net of tax.

(d)        To record the value of the 10 million restricted shares of Pacific received as part of the total consideration based on the closing price of Pacific on August 24, 2007.

(e)         To record the value of the Zero Coupon Note received as part of the total consideration.

(f)           To adjust for the receipt of the approximate $400 million in cash proceeds from the sale of the Alaska Assets, which will be used to eliminate the principal balance under the Alaska Credit Agreements ($264 million) and to pay down outstanding balances on Forest’s credit facilities ($124 million), net of put premiums, selling expenses and previous cash deposits received totaling $12 million.

(g)        To eliminate the revenues and direct operating expenses associated with the Alaska Assets.

(h)        To eliminate the salaries and other direct general and administrative expenses attributable to the Alaska Assets. The pro forma adjustment only includes general and administrative costs directly related the Alaska Assets.

(i)            To adjust depreciation and depletion to give effect to the reduction in Forest’s pro forma combined full cost pool, a reduction in total estimated proved reserves of approximately 181 Bcfe (as of December 31, 2006), and a reduction in pro forma combined production volumes as a result of the sale.

(j)            To eliminate accretion expense attributable to asset retirement obligations associated with the properties included in the Alaska Assets.

(k)         To adjust interest expense to give effect to the repayment of the Alaska Credit Agreements and a portion of Forest’s pro forma combined outstanding credit facilities using the approximate $400 million in cash proceeds received from the sale of the Alaska Assets.

(l)            To eliminate the equity in earnings of Forest’s investment in CIPC.

(m)      To eliminate the debt costs written off and prepayment premium associated with a $110 million prepayment of the first lien credit agreement in June 2007.

(n)        To adjust income tax expense for the effects of the pro forma adjustments at statutory rates.

Note 3    Houston Exploration Merger

Background

On January 7, 2007, Forest announced it had entered into a definitive agreement and plan of merger pursuant to which Houston Exploration would merge with and into Forest in a stock and cash transaction totaling approximately $1.5 billion plus the assumption of debt. At that time, Houston Exploration was an independent natural gas and oil producer engaged in the exploration, development, exploitation, and acquisition of natural gas and oil reserves in North America, with operations in the following four producing areas in the United States: South Texas, East Texas, the Arkoma Basin of Arkansas, and the Uinta and DJ Basins in the Rocky Mountains. The merger closed on June 6, 2007.

A portion of the cash component of the acquisition was financed with the net proceeds from a private placement of $750 million of senior notes due 2019 (the “Senior Notes”) and the remainder under an amended and restated revolving credit facility of up to $1.4 billion. At the request of Forest, and in connection with the merger, Houston Exploration commenced a tender offer and consent solicitation to repurchase any or all of its $175 million senior subordinated notes immediately prior to the completion of the merger. Houston Exploration funded the repurchase with cash on hand and borrowings under its revolving credit facility.

The Senior Notes were not initially registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.   The Senior Notes may be resold by the initial purchasers pursuant to Rule 144A and Regulation S under the Securities Act.

The merger with Houston Exploration, including the completion of Houston Exploration’s tender offer for its outstanding senior subordinated notes, the borrowing under Forest’s new credit facilities in connection with the merger, and the private placement of the Senior Notes are referred to as the “Merger Transactions.”

Pro Forma Adjustments

(i)   To reclassify certain amounts of natural gas and oil revenues and operating expenses to conform to Forest’s presentation.

(ii)  To adjust depletion, depreciation and amortization expense for the additional basis allocated to proved oil and gas properties acquired and accounted for using the full cost method of accounting.

(iii) To record interest expense associated with $779 million of cash used to fund the acquisition, including direct merger costs and cash settlement of Houston Exploration stock options, which were financed under new credit facilities and the net proceeds from the private placement of the Senior Notes.

(iv)To provide for the income tax effect of the pro forma adjustments at statutory rates and to adjust for state income tax effects for the combined entity.

Share Data

The following table provides the calculation of Forest’s historical weighted average basic and diluted outstanding shares to Forest’s pro forma weighted average basic and diluted outstanding shares:

	Six Months Ended June 30, 2007	Year Ended December 31, 2006
	(In Thousands)
Basic:
Forest’s historical weighted average shares outstanding	65,839	62,226
Forest weighted average shares issued to Houston Exploration shareholders	20,676	23,990
Pro forma weighted average Forest shares outstanding	86,515	86,216

Diluted:
Forest’s historical weighted average shares outstanding	67,283	63,431
Forest weighted average shares issued to Houston Exploration shareholders	20,676	23,990
Pro forma weighted average Forest shares outstanding	87,959	87,421

Note 4    Spin-off and Merger of Forest’s Offshore Gulf of Mexico Operations

On March 2, 2006, Forest completed the Spin-off by means of a special dividend, which consisted of a pro rata spin-off of all outstanding shares of Forest Energy Resources, Inc. (hereinafter known as Mariner Energy Resources, Inc. or ‘‘MERI’’), a total of 50,637,010 shares of common stock, to holders of record of Forest Common Stock as of the close of business on February 21, 2006. Immediately following the Spin-off, MERI was merged with a subsidiary of Mariner Energy, Inc. in a stock-for-stock transaction. The following Forest Oil Corporation unaudited pro forma statement of operations for the year ended December 31, 2006 has been prepared to give effect to the Spin-off as if it had occurred on January 1, 2006.

FOREST OIL CORPORATION

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

	For the Year Ended December 31, 2006
	Forest	Pro Forma Adjustments		Pro Forma Forest
	(In Thousands)

Revenue:
Oil and gas sales:
Natural gas	$407,565	(37,049	)(a)	370,516
Oil, condensate, and natural gas liquids	406,904	(9,240	)(a)	397,664
Total oil and gas sales	814,469	(46,289)		768,180
Marketing, processing, and other	5,523	13	(a)	5,536
Total revenue	819,992	(46,276)		773,716
Operating expenses:
Lease operating expenses	154,874	(18,296	)(a)	136,578
Production and property taxes	39,041	(151	)(a)	38,890
Transportation and processing costs	21,876	(344	)(a)	21,532
General and administrative (including stock-based compensation)	48,308	(298	)(b)	48,010
Depreciation and depletion	266,881	(22,224	)(c)	244,657
Accretion of asset retirement obligations	7,096	(2,101	)(d)	4,995
Impairments and other	3,668	—		3,668
Spin-off and merger costs	5,416	—		5,416
Total operating expenses	547,160	(43,414)		503,746
Earnings from operations	272,832	(2,862)		269,970
Other income and expense:
Interest expense	71,787	(1,385	)(e)	70,402
Unrealized (gains) losses on derivative instruments, net	(83,629)	9,841	(f)	(73,788)
Realized losses (gains) on derivative instruments, net	23,864	(43	)(f)	23,821
Unrealized foreign currency exchange loss	3,931	—		3,931
Other income, net	(104)	—		(104)
Total other income and expense	15,849	8,413		24,262
Earnings before income taxes and discontinued operations	256,983	(11,275)		245,708
Income tax	90,903	(4,352	)(g)	86,551
Earnings from continuing operations	166,080	(6,923)		159,157
Income from discontinued operations, net of tax	2,422	—		2,422
Net earnings	$168,502	(6,923)		161,579

(a)	To eliminate the revenues and direct operating expenses of MERI.
(b)

To eliminate the salaries and other direct general and administrative expenses attributable to MERI. The pro forma adjustment includes only general and administrative costs directly related to Forest’s offshore Gulf of Mexico operations included in the Spin-off.

(c)	To adjust depreciation and depletion to give effect to the reduction in Forest’s consolidated full cost pool and a reduction in production volumes.
(d)	To eliminate accretion expense attributable to asset retirement obligations associated with properties of MERI.
(e)

To adjust interest expense to give effect to the repayment of a portion of Forest’s outstanding credit facilities using the approximate $200 million in proceeds received from MERI at the time of the Spin-off.

(f)

To adjust for the changes in the fair value of derivative instruments that did not qualify for cash flow hedge accounting treatment, but which were designated as economic hedges of MERI’s oil and gas production.

(g)	To adjust income tax expense for the effects of the pro forma adjustments at statutory rates.

Note 5    Sale of Houston Exploration’s Offshore Properties

Sale of Texas Gulf of Mexico Assets

On March 31, 2006, Houston Exploration completed the sale of the Texas portion of its Gulf of Mexico assets (the ‘‘Texas GOM assets’’). Pursuant to the purchase and sale agreement dated February 28, 2006 between Houston Exploration, as seller, and various partnerships affiliated with Merit Energy Company, as buyer, the gross sale price was $220 million.

Sale of Louisiana Gulf of Mexico Assets

On June 1, 2006, Houston Exploration completed the sale of substantially all of its Louisiana Gulf of Mexico assets (the ‘‘Louisiana GOM assets’’) for a gross sale price of $590 million. The sale of a substantial majority of these assets to various partnerships affiliated with Merit Energy Company was completed on May 31, 2006 pursuant to a purchase and sale agreement dated April 7, 2006, and the sale of certain working interests to Nippon Oil Exploration U.S.A. Ltd. and Chevron USA Inc. was completed on June 1, 2006 pursuant to the exercise of preferential purchase rights. The sale transactions did not include 18 Louisiana offshore blocks retained by Houston Exploration.

The following unaudited pro forma statement of operations for The Houston Exploration Company for the year ended December 31, 2006 has been prepared to give effect to the sales of the Texas GOM assets and Louisiana GOM assets as if they each had occurred on January 1, 2006.

THE HOUSTON EXPLORATION COMPANY
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

	For the Year Ended December 31, 2006
	Houston Exploration	Pro Forma Adjustments		Pro Forma Houston Exploration
	(In Thousands)

Revenue:
Oil and gas sales:
Natural gas and oil revenues	$529,586	(529,586	)(a)	—
Natural gas	—	419,226	(a)	419,226
Oil, condensate, and natural gas liquids	—	27,428	(a)	27,428
Total oil and gas sales	529,586	(82,932)		446,654
Other	2,011	(2,011	)(a)	—
Marketing, processing, and other	—	77	(a)	77
Total revenue	531,597	(84,866)		446,731
Operating expenses:
Lease operating expenses	63,959	(29,958	)(a)	34,001
Severance tax	18,102	(18,102	)(a)	—
Production and property taxes	—	23,443	(a)	23,443
Transportation and processing costs	10,636	(715	)(a)	9,921
General and administrative (including stock-based compensation)	36,013	—		36,013
Depreciation and depletion	253,666	(40,399	)(a)	213,267
Writedown in carrying value of natural gas and oil properties	19,000	—		19,000
Accretion of asset retirement obligations	3,373	(1,438	)(a)	1,935
Total operating expenses	404,749	(67,169)		337,580
Earnings from operations	126,848	(17,697)		109,151
Other income and expense:
Interest expense	25,206	(4,862	)(b)	20,344
Unrealized losses on derivative instruments, net	—	12,105	(a)	12,105
Other (income) expense, net	(13,495)	2,901	(a)	(10,594)
Total other income and expense	11,711	10,144		21,855
Earnings before income taxes	115,137	(27,841)		87,296
Income tax	47,354	(9,745	)(c)	37,609
Net earnings	$67,783	(18,096)		49,687

(a)     To reclassify certain amounts of natural gas and oil revenues and operating expenses to conform to Forest’s presentation and to eliminate natural gas and oil revenues and operating expenses associated with the Texas GOM assets and Louisiana GOM assets sold.

(b)    To adjust interest expense assuming the repayment of $344 million in outstanding borrowings under Houston Exploration’s revolving credit facility as of January 1, 2006, which proceeds include: (i) $158 million from the sale of Texas GOM assets; (ii) $216 million from the sale of the Louisiana GOM assets; reduced by the (iii) $30 million for the payment of the net profits interest to a predecessor owner of certain offshore assets.

(c)     To adjust income tax expense for the effects of the pro forma adjustments based on the federal statutory tax rate of 35%.